UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

SPIRIT AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-35186	38-1747023
(Commission File Number)	(IRS Employer Identification Number)

2800 Executive Way

Miramar, Florida 33025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (954) 447-7920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Tony Lefebvre.

On April 26, 2013, Tony Lefebvre informed Spirit Airlines, Inc. (the “Company”) of his intention to pursue an opportunity with a non-competing business. In consideration for remaining fully engaged in his current role of Chief Operating Officer of the Company and for otherwise assisting the Company during a transition period through June 30, 2013, including in the search for his successor, for executing a full release, for agreeing not to solicit or hire our employees for a period of not less than eighteen months and for complying with certain other covenants, the Company has agreed to pay Mr. Lefebvre $336,000 in equal installments over 12 months, beginning after June 30, 2013. Mr. Lefebvre did not participate in the 2012 short-term incentive program or the 2013 annual equity-based awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2012	SPIRIT AIRLINES, INC.

	By:	/s/ Thomas Canfield
	Name:	Thomas Canfield
	Title:	Senior Vice President, General Counsel and Secretary